Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 24, 2011 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-174640) and related Prospectus of the CurrencyShares® Renminbi Trust for the registration of 7,000,000 shares.

/s/ Ernst & Young LLP

McLean, VA

August 24, 2011